UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2007

RICA FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-18222	87-0432572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

From Intel Office, 800 meters West, 200 meters North and 300 meters West
City La Ribera de Belen, Heredia, Costa Rica
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 506-298-1880

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

                    On April 24, 2007, the Special Investigation Subcommittee (the “Committee”) of the Audit Committee of Rica Foods, Inc. (the “Company”) delivered an oral report to the Company’s Board of Directors (the “Board”) regarding certain factual information relating to allegations previously described by the Company as being under investigation and certain related-party and undisclosed transactions.  The information presented by the Committee is being considered by the Board in order to evaluate the impact on the Company’s financial statements and whether further disclosure regarding the information may be necessary.  A decision for further disclosure and the extent that the financial statements of the Company will be restated will be made in due course by the Company in consultation with its auditors and advisers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICA FOODS, INC.

Date: April 30, 2007	By:	/s/ Gustavo Barboza
	Name:	Gustavo Barboza
	Title:	Chief Financial Officer